UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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SCHEDULE 14A

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PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under 240.14a-12

Longeveron Inc.
(Name of Registrant as Specified In Its Charter)

______________________________________________________________

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

LONGEVERON INC.
1951 NW 7TH AVE STE 520
MIAMI FL 33166

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on Friday, June 9, 2023

NAME
ADDRESS1
ADDRESS2
COUNTRY

Control #: XXXXXXXXXX

As part of our efforts to conserve environmental resources and prevent unnecessary corporate expenses, LONGEVERON INC. has elected to provide Internet access to its proxy statement and annual reports rather than mailing paper copies. This reduces postage, printing expenses, and unnecessary paper waste.

This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

Voting Items

The board of directors recommends a vote FOR all the nominees for director in Proposal 1 and FOR Proposals 2, and 3.

1. ELECTION OF DIRECTORS
   1. Wa'el Hashad
   2. Khoso Baluch
   3. Jeffrey Pfeffer
2. Approval of the Amended and Restated Longeveron Inc. 2021 Incentive Award Plan
3. Ratification of the appointment of Marcum LLP as Longeveron's independent registered public accounting firm for the year ended December 31, 2023

HOW TO ACCESS THE PROXY MATERIALS

The proxy statement and annual report to security holders are available online at: **www.colonialstock.com/longeveron2023**

HOW TO VOTE

BY INTERNET www.colonialstock.com/longeveron2023
On the above website, you can vote by clicking "Vote" and then entering the control number above as directed.

BY PHONE 877-285-8605

BY MAIL Send a paper proxy voting card by mail. You may request a proxy card by contacting us at 877-285-8605.

IN PERSON Vote in person at the meeting.

MEETING INFORMATION

Meeting Type:	Annual Meeting
Meeting Date:	June 09, 2023 1:00 PM EST
Meeting Location:	LONGEVERON INC VIRTUAL MEETING TO BE HELD AT www.colonialstock.com/longeveron2023

TO ORDER A PAPER OR E-MAIL COPY OF THE PROXY MATERIALS:

If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. To facilitate timely delivery, please make your request for a copy as instructed below on or before: May 30, 2023

1. By Phone: (877) 285-8605
2. By Internet: www.colonialstock.com/longeveron2023
3. By Email annualmeeting@colonialstock.com

If requesting materials by email, please include the control number listed above with your request.